Exhibit 25.1

securities and exchange commission

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

UMB BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

44-0194180

I.R.S. Employer Identification No.

1010 Grand Blvd. Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

James Henry

UMB BANK, NATIONAL ASSOCIATION

5555 San Felipe, Suite 870

Houston, Texas 77056

(512) 582-5851

(Name, address and telephone number of agent for service)

SHORE BANCSHARES, INC.

(Issuer with respect to the Securities)

Maryland	52-1974638
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18 E. Dover Street Easton, Maryland	21601
(Address of Principal Executive Offices)	(Zip Code)

6.25% Fixed-to-Floating Rate Subordinated Notes due 2035

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

The Comptroller of the Currency

Mid-Western District
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City
Federal Reserve P.O. Station
Kansas City, Missouri 64198

Supervising Examiner
Federal Deposit Insurance Corporation
720 Olive Street, Suite 2909
St. Louis, Missouri 63101

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because, to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.	Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of June 30, 2018 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Houston, State of Texas on the 10th of December, 2025.

By:	/s/ Shazia Flores
Shazia Flores
Vice President

Exhibit 7

(See Attached)

Umb Bank, National Association - FDIC Certificate Number: 8273 Submitted to CDR on 10/30/2025 at 11:09 AM Reporting Period: September 30, 2025 October 30, 2025 11:12 AM Consolidated Report of Condition for Insured Banks and Savings Associations for September 30, 2025 FFIEC 031 Page 16 of 85 RC-1 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet Dollar Amounts in Thousands RCFD Amount Assets 1. Cash and balances due from depository institutions (from Schedule RC-A): a. Noninterest-bearing balances and currency and coin (1)......................................................................................... b. Interest-bearing balances (2).................................................................................................................................... 2. Securities: a. Held-to-maturity securities (from Schedule RC-B, column A) (3)............................................................................. b. Available-for-sale debt securities (from Schedule RC-B, column D)......................................................................... c. Equity securities with readily determinable fair values not held for trading (4)....................................................... 3. Federal funds sold and securities purchased under agreements to resell: 0081 1,079,251 0071 7,862,392 JJ34 5,652,387 1773 13,378,262 JA22 11,724 a. Federal funds sold............................................................................................................................................ b. Securities purchased under agreements to resell (5,6)................................................................................... RCON B987 0 RCFD B989 765,113 4. Loans and lease financing receivables (from Schedule RC-C): a. Loans and leases held for sale.................................................................................................................................. RCFD 5369 3,170 b. Loans and leases held for investment............................................................................. c. LESS: Allowance for credit losses on loans and leases.................................................... B528 37,706,507 3123 404,971 d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)......................................................... 5. Trading assets (from Schedule RC-D)........................................................................................................................... 6. Premises and fixed assets (including right-of-use assets)............................................................................................ 7. Other real estate owned (from Schedule RC-M).......................................................................................................... 8. Investments in unconsolidated subsidiaries and associated companies..................................................................... 9. Direct and indirect investments in real estate ventures.............................................................................................. 10. Intangible assets (from Schedule RC-M)...................................................................................................................... 11. Other assets (from Schedule RC-F) (6)......................................................................................................................... 12. Total assets (sum of items 1 through 11)..................................................................................................................... Liabilities 13. Deposits: a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part I) B529 37,301,536 3545 25,076 2145 381,004 2150 4,649 2130 0 3656 0 2143 2,306,759 2160 2,747,814 2170 71,519,137 RCON 2200 60,458,325 (1) Noninterest-bearing (7).................................................................................... (2) Interest-bearing................................................................................................ RCON 6631 16,502,225 RCON 6636 43,956,100 b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, Part II) RCFN 2200 0 (1) Noninterest-bearing......................................................................................... (2) Interest-bearing................................................................................................ RCFN 6631 0 RCFN 6636 0 14. Federal funds purchased and securities sold under agreements to repurchase: a. Federal funds purchased in domestic offices (8).............................................................................................. b. Securities sold under agreements to repurchase (9)....................................................................................... 15. Trading liabilities (from Schedule RC-D)............................................................................................................. 16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M).......................................... RCON B993 72,502 RCFD B995 2,766,095 RCFD 3548 0 RCFD 3190 0 1.a. 1.b. 2.a. 2.b. 2.c. 3.a. 3.b. 4.a. 4.b. 4.c. 4.d. 5. 6. 7. 8. 9. 10. 11. 12. 13.a. 13.a.1. 13.a.2. 13.b. 13.b.1. 13.b.2. 14.a. 14.b. 15. 16. 1 Includes cash items in process of collection and unposted debits. 2 Includes time certificates of deposit not held for trading. 3 Institutions should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B. 4 Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities. 5 Includes all securities resale agreements, regardless of maturity. 6 Institutions should report in items 3.b and 11 amounts net of any applicable allowance for credit losses. 7 Includes noninterest-bearing, demand, time, and savings deposits. 8 Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money." 9 Includes all securities repurchase agreements, regardless of maturity.

Umb Bank, National Association - FDIC Certificate Number: 8273 Submitted to CDR on 10/30/2025 at 11:09 AM Reporting Period: September 30, 2025 October 30, 2025 11:12 AM Schedule RC—Continued FFIEC 031 Page 17 of 85 RC-2 19. 20. 21. Memoranda To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2024................................................................................................................................. 23. 24. 25. 26.a. 26.b. 26.c. 27.a. 27.b. 28. 29. M.1. 1a = An integrated audit of the reporting institution's financial 2b = An audit of the reporting institution's parent holding statements and its internal control over financial reporting company's consolidated financial statements only conducted in conducted in accordance with the standards of the American accordance with the auditing standards of the AICPA or the Institute of Certified Public Accountants (AICPA) or the Public PCAOB by an independent public accountant that submits Company Accounting Oversight Board (PCAOB) by an indepen- a report on the consolidated holding company (but not on dent publicaccountant that submits a report on the institution the institution separately) 1b = An audit of the reporting institution's financial statements only 3 = This number is not to be used conducted in accordance with the auditing standards of the 4 = Directors' examination of the bank conducted in accordance AICPA or the PCAOB by an independent public accountant that with generally accepted auditing standards by a certified public submits a report on the institution accounting firm (may be required by state-chartering authority) 2a = An integrated audit of the reporting institution's parent 5 = Directors' examination of the bank performed by other external holding company's consolidated financial statements and its auditors (may be required by state-chartering authority) internal control over financial reporting conducted in 6 = Review of the bank's financial statements by external auditors accordance with the standards of the AICPA or the PCAOB by 7 = Compilation of the bank's financial statements by external an independent public accountant that submits a report on the auditors consolidated holding company (but not on the 8 = Other audit procedures (excluding tax preparation work) institution separately) 9 = No external audit work To be reported with the March Report of Condition. 2. Bank's fiscal year-end date (report the date in MMDD format)...................................................................................... M.2. 1 Includes limited-life preferred stock and related surplus. 2 Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments. 3 Includes treasury stock and unearned Employee Stock Ownership Plan shares. Dollar Amounts in Thousands RCFD Amount Liabilities - continued 17. and 18. Not applicable 19. Subordinated notes and debentures (1)...................................................................................................................... 20. Other liabilities (from Schedule RC-G)......................................................................................................................... 21. Total liabilities (sum of items 13 through 20).............................................................................................................. 22. Not applicable Equity Capital Bank Equity Capital 23. Perpetual preferred stock and related surplus............................................................................................................ 24. Common stock............................................................................................................................................................. 25. Surplus (excludes all surplus related to preferred stock)............................................................................................. 26. a. Retained earnings.................................................................................................................................................... b. Accumulated other comprehensive income (2)....................................................................................................... c. Other equity capital components (3)........................................................................................................................ 27. a. Total bank equity capital (sum of items 23 through 26.c)........................................................................................ b. Noncontrolling (minority) interests in consolidated subsidiaries............................................................................ 28. Total equity capital (sum of items 27.a and 27.b)........................................................................................................ 29. Total liabilities and equity capital (sum of items 21 and 28)........................................................................................ 3200 0 2930 937,302 2948 64,234,224 3838 0 3230 21,250 3839 4,215,419 3632 3,377,290 B530 (329,046) A130 0 3210 7,284,913 3000 0 G105 7,284,913 3300 71,519,137 RCFD Number 6724 NR RCON Date 8678 NR